EXHIBIT 10.5

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of December 15, 1997 (the "Agreement"), between CELL DIAGNOSTICS INC., a corporation organized under the laws of the State of Delaware ("CDI"), HOWARD WEINGROW and ROBERT K. LIFTON, individuals residing within the State of New York (the "CDI Stockholders"), and ISRAEL AIRCRAFT INDUSTRIES LTD., a corporation organized under the laws of the State of Israel ("IAI").

                              W I T N E S S E T H:

            WHEREAS, IAI owns of record and beneficially 50 shares (the "Purchased Shares") of the Class A Common Stock, $.01 par value, of Medis Inc., a Delaware Corporation ("INC"), represented by stock certificate no. C-1; and

            WHEREAS, prior to the date hereof, the parties agreed in principle that IAI would sell and transfer to CDI, and CDI would acquire from IAI, the Purchased Shares in exchange for the Issued Shares (as defined in Section 1.1 below), upon the terms and subject to the conditions set forth herein (the "Exchange").

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                  Purchase and Sale of the Purchased Shares

            1.1 Purchase and Sale. Concurrently with the execution and delivery of this Agreement, IAI shall sell, assign, convey, transfer and deliver to CDI, and CDI shall purchase from IAI, the Purchased Shares, free and clear of all liens, encumbrances, pledges, security interests, rights of third parties and restrictions of every kind and nature ("Liens"), by delivering to CDI the stock certificates representing the Purchased Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank and with all necessary transfer stamps affixed thereto, sufficient to transfer the Purchased Shares to CDI, and, in consideration therefor, CDI shall issue and deliver to IAI stock certificates, registered in the name of IAI, representing 3,600,457 shares (the "Issued Shares") of the Common Stock, $.01 par value ("Common Stock"), of CDI, subject to adjustment pursuant to Section 8 of the letter agreement (the "Letter Agreement"), dated as of the date hereof, from CDI, INC, Medis El Ltd. ("EL") and the CDI Stockholders to IAI, individually and as Collateral Agent.

                                   ARTICLE II

                      Representations and Warranties of CDI

            CDI represents and warrants to IAI as follows:

            2.1 Organization and Good Standing. CDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CDI is the sole record and beneficial owner of (a) all of the outstanding shares of capital stock of CDS Distributor, Inc., a Delaware corporation ("CDS"), and (b) 75 shares of the Class A Common Stock, $.01 par value, of INC. CDI has full and legal title to said shares of INC and CDS, free and clear of all Liens except as set forth in the Letter Agreement and the Amendment to Shareholders Agreement, dated as of December 20, 1993, by and among IAI, CDI INC and EL. INC is the sole record and beneficial owner of the shares set forth on Schedule 2.1 hereto. INC has full and legal title to such shares set forth on said Schedule 2.1, free and clear of all Liens. Except as set forth in this Section 2.1 and on said Schedule 2.1, none of CDI, CDS or INC has any direct interest in any other shares of stock or any other securities of any corporation, firm, partnership, association or other entity. A true, complete and correct copy of the Certificate of Incorporation and By-Laws of each of CDI, CDS and INC, as in effect on the date hereof, has been delivered to IAI.

            2.2 Agreement Authorized; Binding and Enforceable. CDI has the corporate power and authority to enter into and perform its obligations under this Agreement and the Shareholders Agreement being entered into concurrently herewith among CDI, IAI and the CDI Stockholders (the "CDI Shareholders Agreement"), and CDI has received all necessary approvals of its directors and stockholders in connection therewith. This Agreement and the CDI Shareholders Agreement are valid, legal and binding obligations of CDI, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain remedies.

            2.3 No Conflict. The execution, delivery and performance of this Agreement and the CDI Shareholders Agreement do not conflict with or violate, or constitute a breach under, the Certificate of Incorporation or By-laws of CDI or any contract, indenture, instrument, order, judgment, decree, law or regulation by which CDI is bound or by which its assets may be affected.


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

            2.4 Required Approvals. No consent or approval of, waiver from or notice to any party is required in order for CDI to execute, deliver and perform this Agreement and the CDI Shareholders Agreement or to consummate the transactions contemplated hereby and thereby, except as have been obtained.

            2.5 Capitalization. CDI is authorized to issue only 10,000,000 shares of Common Stock, and 10,000 shares of preferred stock, $.01 par value (the "Preferred Stock"); and, prior to giving effect to the issuance of the Issued Shares, has heretofore issued, and has outstanding: (i) 4,657,156 shares of Common Stock, owned of record and beneficially as set forth on Schedule 2.5 hereto and (ii) no shares of Preferred Stock. Except as set forth on said
Schedule 2.5, none of CDI, CDS or INC has outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, warrants, convertible securities or obligations ("Rights"). The Issued Shares will, upon their issuance to IAI in accordance with Section 1 above, be validly issued, fully paid and non-assessable.

            2.6 Liabilities. Except as set forth on Schedule 2.6 hereto, none of CDI, CDS or INC has any liabilities, whether absolute, contingent or otherwise and whether direct or indirect, known or unknown, matured or unmatured or asserted or unasserted.

            2.7 Contracts. Except for (a) the Existing Shareholders Agreement (as defined in Section 4.5 hereof), (b) the Secured Promissory Note, dated December 20, 1993, as amended, made by CDI to EL in the remaining principal amount of $2,000,000 (the "Promissory Note") and (c) the Distributorship Agreement, dated as of August 13, 1992, between EL and CDS, none of CDI, CDS or INC is a party to any written or oral contract, agreement, license, lease, instrument or other commitment.

            2.8 Litigation. There is no action, suit, proceeding or investigation pending or threatened against or affecting CDI, CDS, INC or any of their respective assets. None of CDI, CDS or INC is subject to or in default under or with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

            2.9 Compliance with Laws. Each of CDI, CDS and INC has complied with all applicable laws, regulations and orders of any federal, state, municipal or other governmental department, commission, board, agency or instrumentality.


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

            2.10 Taxes.

                  (i) CDI, CDS and INC have timely filed all tax returns required to be filed by them for all taxable periods ending on or before the date hereof and all such tax returns are true, correct and complete;

                  (ii) CDI, CDS and INC have paid to the appropriate tax authorities all taxes for all taxable periods ending on or before the date hereof;

                  (iii) except for the extensions filed by CDI, CDS and INC for tax returns relating to the 1997 fiscal year, no extension of time has been requested or granted for CDI, CDS or INC to file any tax return that has not yet been filed or to pay any tax that has not yet been paid and CDI, CDS and INC have not granted a power of attorney that remains outstanding with regard to any tax matter;

                  (iv) CDI, CDS and INC have not received notice of a determination by a tax authority that taxes are owed by CDI, CDS or INC (such determination being referred to hereafter as a "Tax Deficiency") and, to the best knowledge of CDI, CDS and INC and their employees, no Tax Deficiency is proposed or threatened;

                  (v) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

                  (vi) there are no pending or, to the best knowledge of CDI, CDS and INC and their employees, threatened Tax Audits of CDI, CDS and INC;

                  (vii) CDI, CDS and INC are not now, nor have ever been, (a) includable members of an "affiliated group" within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), other than an affiliated group consisting only of CDI, CDS and INC, (b) members of any consolidated, combined or unitary tax return filing group other than a group consisting only of CDI, CDS and INC, or (c) a party to an agreement that obligates either of them to make any payment computed by reference to the taxes, taxable income or tax losses of any other individual or entity; and

                  (viii) no claim has been made by any tax authority that CDI, CDS or INC is subject to tax in a jurisdiction in which it is not then paying tax of the type asserted.


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

Each reference to a provision of the Code in this Section 2.10 shall be treated for state and local tax purposes as a reference to analogous or similar provisions of state and local law. The reference to "tax" in this Section 2.10 includes taxes of any kind whatsoever.

                                   ARTICLE III

             Representations and Warranties of the CDI Stockholders

            The CDI Stockholders represent and warrant to IAI as follows:

            3.1 Organization and Good Standing. CDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CDI is the sole record and beneficial owner of (a) all of the outstanding shares of capital stock of CDS, and (b) 75 shares of the Class A Common Stock, $.01 par value, of INC. CDI has full and legal title to said shares of INC and CDS, free and clear of all Liens except as set forth in the Letter Agreement and the Amendment to Shareholders Agreement, dated as of December 20, 1993, by and among IAI, CDI INC and EL. INC is the sole record and beneficial owner of the shares set forth on Schedule 2.1 hereto. INC has full and legal title to such shares set forth on said Schedule 2.1, free and clear of all Liens. Except as set forth in this Section 3.1 and on said Schedule 2.1, none of CDI, CDS or INC has any direct interest in any other shares of stock or any other securities of any corporation, firm, partnership, association or other entity. A true, complete and correct copy of the Certificate of Incorporation and By-Laws of each of CDI, CDS and INC, as in effect on the date hereof, has been delivered to IAI.

            3.2 Agreement Authorized; Binding and Enforceable. To the best of their knowledge, (i) CDI has the corporate power and authority to enter into and perform its obligations under this Agreement and the CDI Shareholders Agreement,
(ii) CDI has received all necessary approvals of its directors and stockholders in connection therewith and (iii) this Agreement and the CDI Shareholders Agreement are valid, legal and binding obligations of CDI, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain remedies.

            3.3 No Conflict. To the best of their knowledge, the execution, delivery and performance of this Agreement and the CDI Shareholders Agreement do not conflict with or violate, or constitute a breach under, the Certificate of Incorporation or By-laws of CDI or any contract, indenture, instrument, order,


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

judgment, decree, law or regulation by which CDI is bound or by which its assets may be affected.

            3.4 Required Approvals. To the best of their knowledge, no consent or approval of, waiver from or notice to any party is required in order for CDI to execute, deliver and perform this Agreement and the CDI Shareholders Agreement or to consummate the transactions contemplated hereby and thereby, except as have been obtained.

            3.5 Capitalization. CDI is authorized to issue only 10,000,000 shares of Common Stock, and 10,000 shares of Preferred Stock; and, prior to giving effect to the issuance of the Issued Shares, has heretofore issued, and has outstanding: (i) 4,657,156 shares of Common Stock, owned of record and beneficially as set forth on Schedule 2.5 hereto and (ii) no shares of Preferred Stock. Except as set forth on said Schedule 2.5, none of CDI, CDS or INC has outstanding any Rights. The Issued Shares will, upon their issuance to IAI in accordance with Section 1 above, be validly issued, fully paid and non-assessable.

            3.6 Liabilities. To the best of their knowledge, except as set forth on Schedule 2.6 hereto, none of CDI, CDS or INC has any liabilities, whether absolute, contingent or otherwise and whether direct or indirect, known or unknown, matured or unmatured or asserted or unasserted.

            3.7 Contracts. To the best of their knowledge, except for (a) the Existing Shareholders Agreement, (b) the Promissory Note and (c) the Distributorship Agreement, dated as of August 13, 1992, between EL and CDS, none of CDI, CDS or INC is a party to any written or oral contract, agreement, license, lease, instrument or other commitment.

            3.8 Litigation. To the best of their knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting CDI, CDS, INC or any of their respective assets, and none of CDI, CDS or INC is subject to or in default under or with respect to any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.

            3.9 Compliance with Laws. To the best of their knowledge, each of CDI, CDS and INC has complied with all applicable laws, regulations and orders of any federal, state, municipal or other governmental department, commission, board, agency or instrumentality.


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

            3.10 Taxes. To the best of their knowledge:

                  (i) CDI, CDS and INC have timely filed all tax returns required to be filed by them for all taxable periods ending on or before the date hereof and all such tax returns are true, correct and complete;

                  (ii) CDI, CDS and INC have paid to the appropriate tax authorities all taxes for all taxable periods ending on or before the date hereof;

                  (iii) except for the extensions filed by CDI, CDS and INC for tax returns relating to the 1997 fiscal year, no extension of time has been requested or granted for CDI, CDS or INC to file any tax return that has not yet been filed or to pay any tax that has not yet been paid and CDI, CDS and INC have not granted a power of attorney that remains outstanding with regard to any tax matter;

                  (iv) CDI, CDS and INC have not received notice of a determination by a tax authority that taxes are owed by CDI, CDS or INC (such determination being referred to hereafter as a "Tax Deficiency") and no Tax Deficiency is proposed or threatened;

                  (v) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

                  (vi) there are no pending or threatened Tax Audits of CDI, CDS and INC;

                  (vii) CDI, CDS and INC are not now, nor have ever been, (a) includable members of an "affiliated group" within the meaning of Section 1504(a) of the Code other than an affiliated group consisting only of CDI, CDS and INC, (b) members of any consolidated, combined or unitary tax return filing group other than a group consisting only of CDI, CDS and INC, or (c) a party to an agreement that obligates either of them to make any payment computed by reference to the taxes, taxable income or tax losses of any other individual or entity; and

                  (viii) no claim has been made by any tax authority that CDI, CDS or INC is subject to tax in a jurisdiction in which it is not then paying tax of the type asserted.

Each reference to a provision of the Code in this Section 3.10 shall be treated for state and local tax purposes as a reference to analogous or similar provisions of state and local law. The


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

reference to "tax" in this Section 3.10 includes taxes of any kind whatsoever.

                                   ARTICLE IV

                      Representation and Warranties of IAI

            IAI represents and warrants to CDI as follows:

            4.1 Organization and Good Standing. IAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel.

            4.2 Agreement Authorized; Binding and Enforceable. Except for the limitations of IAI under its credit facility with a consortium of lenders of which Bank Leumi is the lead lending institution (the "IAI Credit Facility"), IAI has the corporate power and authority to enter into and perform its obligations under this Agreement and the CDI Shareholders Agreement and, except as so limited, this Agreement and the CDI Shareholders Agreement are valid, legal and binding obligations of IAI enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain remedies.

            4.3 No Conflict. Except for the obligations of IAI under the IAI Credit Facility, the execution, delivery and performance of this Agreement and the CDI Shareholders Agreement by IAI do not conflict with or violate, or constitute a breach under, the Memorandum or Articles of Association or other charter document of IAI or any contract, indenture, instrument, order, judgment, decree, law or regulation by which IAI is bound or by which its assets may be affected.

            4.4 Required Approvals. Except for the consents and approvals required under the IAI Credit Facility, no consent or approval of, waiver from or notice to any party is required in order for IAI to execute, deliver and perform this Agreement and the CDI Shareholders Agreement or to consummate the transactions contemplated hereby and thereby.

            4.5 Title to the Purchased Shares. IAI is the sole record and beneficial owner of the Purchased Shares, free and clear of any Liens, other than Liens granted under the IAI Credit Facility, and subject to no proxies, options, warrants, contracts, calls or other commitments (except as set forth in the Amended and Restated Subscription and Shareholders Agreement, originally dated May 26, 1992, as amended and restated on August 13, 1992, and effective as of June 1, 1992 (the "Existing


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

Shareholders Agreement")). IAI has full right, power and authority to sell, transfer, assign, convey and deliver to CDI the full record and beneficial ownership of the Purchased Shares, and the sale, transfer, assignment, conveyance and delivery of the Purchased Shares under this Agreement shall transfer to CDI full and legal title to the Purchased Shares free and clear of all Liens, other than Liens granted under the IAI Credit Facility. IAI has not taken any action which has or will result in the imposition of any Lien on or Right with respect to any of the shares set forth in Schedule 2.1 hereto.

                                    ARTICLE V

                                  Miscellaneous

            5.1 Representations and Warranties. All representations, warranties and indemnifications contained in this Agreement shall survive the date hereof.

            5.2 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) when received, if delivered in person, (b) five
(5) business days following the mailing thereof if mailed by certified first class mail, postage prepaid, return receipt requested, or (c) upon confirmed electronic answer-back, if sent by telecopier, in any case as follows:

            If to CDI or the CDI Stockholders, to:

                  805 Third Avenue
                  New York, NY 10022
                  Attn: Mr. Robert K. Lifton
                  Telecopier: (212) 935-9216

            with a copy to:

                  Cooperman Levitt Winikoff Lester & Newman, P.C.
                  800 Third Avenue
                  New York, NY 10022
                  Attn: Elliot Brecher, Esq.
                  Telecopier: (212) 755-2839

            If to IAI, to:

                  Ben-Gurion International Airport
                  Lod, Israel 70100
                  Attn: Jacob Weiss, Esq.
                  Telecopier: 011-972-3-935-8987


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

            with a copy to:

                  Gratch Jacobs & Brozman, P.C.
                  950 Third Avenue
                  New York, NY 10022
                  Attn: Adam Stein, Esq.
                  Telecopier: (212) 319-0856

or at such other address as either party may have advised in the manner provided in this Section 5.2.

            5.3 Complete Agreement. This Agreement, together with the Schedules and Exhibit hereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, among the parties hereof or their representatives. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the party to be charged therewith and any such waiver, modification or amendment shall be valid only to the extent therein set forth.

            5.4 Further Assurances. Each of the parties hereto shall, from time to time after the date hereof, upon the request of the other party hereto duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably required to further effectuate the intent and purpose of this Agreement.

            5.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign this Agreement without the prior written consent of the other party.

            5.6 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

            5.7 Expenses of the Transaction. Each of the parties hereto agrees to pay its own expenses and the fees and expenses of its own counsel in connection with this Agreement and the transactions hereby contemplated.

            5.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.


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

            5.9 Counterparts. This Agreement may be executed in counterparts and all such counterparts taken together shall constitute one agreement.

            5.10 Indemnification. Each of CDI and the CDI Stockholders, on the one hand, and IAI, on the other hand, agrees to indemnify the other and hold the other harmless from and against, any and all losses, damages, liabilities, costs, professional fees and expenses incurred by the other by reasons of a breach of the respective representations, warranties or covenants made hereunder.

            5.11 Shareholders Agreements. The CDI Shareholders Agreement, in the form of Exhibit A hereto, is being entered into concurrently with the execution and delivery of this Agreement. Upon the execution and delivery hereof and thereof, certain provisions of the Existing Shareholders Agreement shall, in accordance with the terms of the CDI Shareholders Agreement, terminate.

            5.12 Additional Remedies. In addition to any remedies that IAI may have by virtue of any breach of the representations and warranties contained in
Article II hereof, IAI shall have the remedies provided for in Section 10 of the Letter Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                            CELL DIAGNOSTICS INC.


                                            By: /s/
                                                ------------------------------

                                            ISRAEL AIRCRAFT INDUSTRIES LTD.


                                            By: /s/
                                                ------------------------------


                                            CDI STOCKHOLDERS,


                                            /s/ Howard Weingrow
                                            ----------------------------------
                                            Howard Weingrow

                                            /s/ Robert K. Lifton
                                            ----------------------------------
                                            Robert K. Lifton


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